FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Corporation Reports Fiscal 2014 First Quarter Results

Mobile software revenue grew 14 percent in first quarter 2014.
First quarter net income drove free cash flow of $0.6 million.
Non-GAAP earnings of $1.9 million, or $0.07 per diluted share in first quarter 2014.

MINNEAPOLIS, February 6, 2014 — XRS Corporation (NASDAQ:XRSC) reported results for its fiscal 2014 first quarter ended December 31, 2013.

“The first quarter of fiscal 2014 was our fifth consecutive quarter of profitability, with mobile growth of 14 percent,” said Jay Coughlan, chairman and chief executive officer of XRS Corporation. “We are committed to the ongoing success in transitioning to our no upfront hardware cost XRS mobile solution. We continue to enhance functionality of our XRS solution, including aligning with strategic third-party providers to meet the integration requirements of larger, more complex fleets. During this time of continued investment in our XRS mobile solution we are closely controlling costs, which resulted in decreased costs of $0.7 million year-over-year. This positions us well to support the long-term growth of the Company."

First Quarter Results
For the three months ended December 31, 2013, mobile software revenue increased 14 percent, while total software revenue decreased $0.9 million with the comparable fiscal period in 2013. Total revenue was $13.3 million for the three months ended December 31, 2013, compared to $14.2 million for the comparable period in fiscal 2013 as a result of new customers selecting the Company's mobile solutions, as well as by attrition in the legacy subscription base.

Gross margin percentage decreased 4 percentage points to 59 percent for the three months ended December 31, 2013. Software gross margins drove the decline in total gross margin percent. Software gross margins declined 4 percentage points to 70 percent for the three months ended December 31, 2013. The decline is reflective of the Company's commitment to continue to support its legacy solutions while it transitions customers to its mobile solutions.

Selling, general and administrative expenses decreased to $4.9 million, compared to $5.5 million for the comparable period in fiscal 2013. Overall selling, general and administrative expenses decreased as a

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 2

percentage of revenue for the first quarter of fiscal 2014 and 2013 at 37 percent and 39 percent, respectively. The decrease in selling, general and administrative expenses reflects the Company's commitment to increased operational efficiencies. In addition, the current period reflects reduced legal expenses as the Company was involved in defending a patent litigation suit in the first quarter of fiscal 2013

Research and development expenses were $2.9 million and $3.1 million for the first quarter of fiscal 2014 and 2013, respectively. Research and development expense remained relatively consistent as the Company continued to focus on enhancements to its XRS solution to meet the operational needs of larger, more complex fleets.

First quarter of fiscal 2014 net income was $0.1 million, a decrease of $0.2 million compared to a net income of $0.3 million for the same period in fiscal 2013. The Company reported non-GAAP earnings of $1.9 million, or $0.07 per diluted share for the first quarter of fiscal 2014, compared to a non-GAAP earnings of $2.2 million, or $0.08 per diluted share for the same period in fiscal 2013.

As of December 31, 2013, the Company maintained a debt-free balance sheet with $11.2 million in cash. Free cash flow was $0.6 million for the three months ended December 31, 2013, compared to a $1.6 million for the comparable period in fiscal 2013. Working capital increased $1.4 million to $14.4 million as of December 31, 2013, compared to $13.0 million in working capital as of September 30, 2013.

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended
	December 31,
	2013	2012

Revenue:
Software	$10,908	$11,769
Hardware systems	2,131	2,191
Services	258	235
Total revenue	$13,297	$14,195

Gross margins (deficits):
Software	70%	74%
Hardware systems	25%	21%
Services	(112%)	(122%)
Total gross margin	59%	63%

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 3

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The end of this release contains a description of the non-GAAP financial measures and/or a reconciliation of the specific non-GAAP financial measures to the nearest comparable GAAP measures.

About XRS Corporation
XRS Corporation delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS Corporation is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its mobile solutions have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS Corporation has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS Corporation's solutions: XRS, Turnpike, XataNet and MobileMax, we serve 109,000 subscriptions through 1,300 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 4

communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,
(In thousands, except per share data)	2013	2012

Revenue
Software	$10,908	$11,769
Hardware systems	2,131	2,191
Services	258	235
Total revenue	13,297	14,195

Cost of goods sold	5,419	5,306
Selling, general and administrative	4,859	5,497
Research and development	2,894	3,050
Total costs and expenses	13,172	13,853

Operating income	125	342
Net interest and other expense	(15)	(18)

Income before income taxes	110	324
Income tax expense	19	5

Net income	91	319

Preferred stock dividends and deemed dividends	(60)	(58)

Net income to common shareholders	$31	$261

Net income per common share:
Basic	$—	$0.02
Diluted	$—	$0.01

Weighted average common and common share equivalents:
Basic	10,930	10,809
Diluted	12,063	27,357

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	December 31,	September 30,
(In thousands)	2013	2013
	(Unaudited)
Current assets
Cash and cash equivalents	$11,155	$10,445
Accounts receivable, net	6,739	6,864
Inventories	1,665	1,710
Deferred product costs	549	625
Prepaid expenses and other current assets	1,172	1,417
Total current assets	21,280	21,061

Equipment and leasehold improvements, net	5,320	5,980
Intangible assets, net	4,065	4,578
Goodwill	16,241	16,640
Deferred product costs, net of current portion	158	213
Other assets	451	667
Total assets	$47,515	$49,139

Current liabilities
Accounts payable	$3,205	$2,885
Accrued expenses	3,133	4,560
Deferred revenue	1,759	1,886
Total current liabilities	8,097	9,331

Deferred revenue, net of current portion	360	496
Other long-term liabilities	12	62
Total liabilities	8,469	9,889

Shareholders' equity
Preferred stock	44,643	44,524
Common stock	110	109
Additional paid-in capital	50,806	50,674
Accumulated deficit	(56,657)	(56,688)
Accumulated other comprehensive income	144	631
Total shareholders' equity	39,046	39,250
Total liabilities and shareholders' equity	$47,515	$49,139

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	December 31,
(In thousands)	2013	2012

Operating activities
Net income	$91	$319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,714	1,690
Amortization of deferred financing costs	25	12
Deferred income taxes	—	(9)
Loss on sale or disposal of equipment and leased equipment	10	5
Stock-based compensation	58	160
Changes in assets and liabilities:
Accounts receivable, net	321	287
Inventories, net	45	117
Deferred product costs	131	42
Prepaid expenses and other assets	171	57
Accounts payable	468	230
Accrued expenses and other liabilities	(1,412)	(204)
Deferred revenue	(258)	(524)
Net cash provided by operating activities	1,364	2,182

Investing activities
Purchase of equipment and leasehold improvements	(734)	(613)
Proceeds from the sale of equipment	—	7
Net cash used in investing activities	(734)	(606)

Financing activities
Revolving line of credit	—	(2,300)
Proceeds from exercise of options	75	—
Net cash provided by (used in) financing activities	75	(2,300)

Effects of exchange rate on cash	5	2

Increase (decrease) in cash and cash equivalents	710	(722)

Cash and cash equivalents
Beginning	10,445	7,120
Ending	$11,155	$6,398

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended December 31,
(In thousands, except per share data)	2013	2012

Net income to common shareholders	$31	$261

Adjustments:
Depreciation & amortization expense	1,714	1,690
Stock-based compensation	58	160
Net interest expense	6	16
Preferred stock dividends and deemed dividends	60	58
Income taxes	19	5
Total adjustments	1,857	1,929

Non-GAAP earnings	$1,888	$2,190

Non-GAAP earnings per diluted share	$0.07	$0.08

Shares used in calculating non-GAAP earnings per diluted share	28,669	27,357

Working Capital

	December 31,	September 30,
(In thousands)	2013	2013

Current assets	$21,280	$21,061
Current liabilities	(8,097)	(9,331)
Net current assets	13,183	11,730
Current portion of deferred revenue net deferred costs	1,210	1,261
Working capital	$14,393	$12,991

XRS Corporation Releases Fiscal 2014 First Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended December 31,
	2013	2012

Net cash provided by operating activities	$1,364	$2,182
Net cash used in investing activities:
Purchase of equipment and leasehold improvements	(183)	(114)
Purchase of Relay assets	(551)	(499)
Proceeds from the sale of equipment	—	7
Net cash used in investing activities	(734)	(606)

Free cash flow	$630	$1,576